Exhibit 10.2
CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

First Amendment to Dispensing Agreement

This First Amendment to the July 26, 2018 Dispensing Agreement (“Agreement”) between Vericel Corporation and AllCare Plus Pharmacy (“AllCare”) shall be effective as of May 1, 2019 (“Effective Date”).

RECITALS

WHEREAS, Vericel and AllCare are Parties to the Agreement;

WHEREAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of good and valuable consideration, the Parties hereby agree to modify the Agreement as follows

1.
The Parties agree to modify Section 7.1, Term, by replacing the first sentence to the following: “The term of this Agreement shall continue until May 15, 2022 (“Term”), unless otherwise terminated pursuant to this Agreement.”

2.
The Parties agree to replace Section 2(A) of Exhibit A to the Agreement with “Vericel shall pay AllCare $[***] for each Patient to whom Product is dispensed. If a customer receives more than one Product within the same order, AllCare shall receive $[***].”

3.	The Parties agree that all other conditions of the Agreement shall remain in force and that such terms shall prevail in the event of a conflict with this First Amendment.

IN WITNESS WHEREOF, the Parties have executed this Amendment, by their duly authorized representatives, as of the Effective Date.

VERICEL CORPORATION	ALLCARE PLUS PHARMACY
/s/ Daniel Orlando Dan Orlando, Chief Operating Officer	/s/ Daniel Apelian President & CEO